Exhibit (a)(1)(F)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

July 12, 2016 – One Week After Offer Commences

This is a reminder that Bazaarvoice’s voluntary offer to exchange eligible options for a lesser number of new options, subject to a new vesting schedule (referred to as the “offer”), is scheduled to expire at 11:00 p.m., Central Time, on August 2, 2016. If you wish to exchange some or all of your eligible options for a lesser number of new options, you must complete and submit your election prior to the expiration of the offer. If you have already submitted your election, you have until the offer expires to withdraw your elected options or change your election.

You may notify us of your election (or change in your election) in one of the following two ways:

•	By making an election online at the offer website at www.equitytool.com/ispadvisors/bazaarvoice (our preferred method). Your online election must be submitted before the offer expires.

•	By completing an election form or withdrawal form and returning it via facsimile or e-mail (via PDF or similar imaged document file) before the offer expires, to:

Kin Gill, Chief Legal Officer, General Counsel, and Secretary

Bazaarvoice, Inc.

Fax: 512-853-2182

E-mail: optionexchange@bazaarvoice.com

Offer Website: www.equitytool.com/ispadvisors/bazaarvoice.

To request a copy of the election form or withdrawal form, please contact:

Kin Gill, Chief Legal Officer, General Counsel and Secretary

Bazaarvoice, Inc.

10901 Stonelake Blvd.

Austin, Texas 78759

Phone: (512) 551-6094

E-mail: optionexchange@bazaarvoice.com.

Only responses that are complete and actually received by Talon (the third party we have engaged to assist with the implementation of the offer) and/or Bazaarvoice by the deadline will be accepted. Responses submitted by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Kin Gill at the contact information listed above.

This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options; (2) the e-mail from Gene Austin, dated July 5, 2016 and the e-mail from optionexchange@bazaarvoice.com, dated July 5, 2016; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov and on the offer website at www.equitytool.com/ispadvisors/bazaarvoice.

July 25, 2016 – Final Week

This is a reminder that we are entering the final full week of Bazaarvoice’s voluntary offer to exchange eligible options for a lesser number of new options, subject to a new vesting schedule (referred to as the “offer”). The offer is scheduled to expire at 11:00 p.m., Central Time, on August 2, 2016. If you wish to exchange some or all of your eligible options for a lesser number of new options, you must complete and submit your election prior to the expiration of the offer. If you have already submitted your election, you have until the offer expires to withdraw your elected options or change your election.

You may notify us of your election (or change in your election) in one of the following two ways:

•	By making an election online at the offer website at www.equitytool.com/ispadvisors/bazaarvoice (our preferred method). Your online election must be submitted before the offer expires.

•	By completing an election form or withdrawal form and returning it via facsimile or e-mail (via PDF or similar imaged document file) before the offer expires, to:

Kin Gill, Chief Legal Officer, General Counsel, and Secretary

Bazaarvoice, Inc.

Fax: 512-853-2182

E-mail: optionexchange@bazaarvoice.com

Offer Website: www.equitytool.com/ispadvisors/bazaarvoice.

To request a copy of the election form or withdrawal form, please contact:

Kin Gill, Chief Legal Officer, General Counsel and Secretary

Bazaarvoice, Inc.

10901 Stonelake Blvd.

Austin, Texas 78759

Phone: (512) 551-6094

E-mail: optionexchange@bazaarvoice.com.

Only responses that are complete and actually received by Talon (the third party we have engaged to assist with the implementation of the offer) and/or Bazaarvoice by the deadline will be accepted. Responses submitted by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Kin Gill at the contact information listed above.

This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options; (2) the e-mail from Gene Austin, dated July 5, 2016 and the e-mail from optionexchange@bazaarvoice.com, dated July 5, 2016; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov and on the offer website at www.equitytool.com/ispadvisors/bazaarvoice.

August 2, 2016 – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of Bazaarvoice’s voluntary offer to exchange eligible options for a lesser number of new options, subject to a new vesting schedule (referred to as the “offer”). The offer is scheduled to expire today at 11:00 p.m., Central Time. If you wish to exchange some or all of your eligible options for a lesser number of new options, you must complete and submit your election prior to the expiration of the offer. If you have already submitted your election, you have until the offer expires to withdraw your elected options or change your election.

You may notify us of your election (or change in your election) in one of the following two ways:

•	By making an election online at the offer website at www.equitytool.com/ispadvisors/bazaarvoice (our preferred method). Your online election must be submitted before the offer expires.

•	By completing an election form or withdrawal form and returning it via facsimile or e-mail (via PDF or similar imaged document file) before the offer expires, to:

Kin Gill, Chief Legal Officer, General Counsel, and Secretary

Bazaarvoice, Inc.

Fax: 512-853-2182

E-mail: optionexchange@bazaarvoice.com

Offer Website: www.equitytool.com/ispadvisors/bazaarvoice.

To request a copy of the election form or withdrawal form, please contact:

Kin Gill, Chief Legal Officer, General Counsel and Secretary

Bazaarvoice, Inc.

10901 Stonelake Blvd.

Austin, Texas 78759

Phone: (512) 551-6094

E-mail: optionexchange@bazaarvoice.com.

Only responses that are complete and actually received by Talon (the third party we have engaged to assist with the implementation of the offer) and/or Bazaarvoice by the deadline will be accepted. Responses submitted by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Kin Gill at the contact information listed above.

This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options; (2) the e-mail from Gene Austin, dated July 5, 2016 and the e-mail from optionexchange@bazaarvoice.com, dated July 5, 2016; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov and on the offer website at www.equitytool.com/ispadvisors/bazaarvoice.